UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	March 3, 2009

Thomas Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22010	72-0843540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5221 N. O’Connor Blvd., Suite 500
Irving, Texas	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:	(972) 869-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2009, Thomas Group, Inc. (the “Company”) entered into an amendment to the employment agreement with the Company’s Executive Chairman, Michael E. McGrath.  Pursuant to this amendment, Mr. McGrath has agreed to extend, from one year to two years, the period of his employment during which he will devote a minimum of 33% of his business time and efforts to the Company.  Following the expiration of this initial two year period, on February 19, 2010, Mr. McGrath will devote a minimum of 25% of his business time and efforts to the Company.  Pursuant to the amendment to the employment agreement, Mr. McGrath will continue to receive base compensation of $330,000 per year during this initial two year period and $250,000 per year thereafter.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Employment Agreement, dated March 3, 2009, by and between Thomas Group, Inc. and Michael E. McGrath.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas Group, Inc.
(Registrant)

Date:	March 5, 2009	By:	/s/ Earle Steinberg
Earle Steinberg,
Chief Executive Officer